Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
THIRD QUARTER FISCAL 2019 FINANCIAL RESULTS

Comparable Sales Inflect to Positive 4.5%
Adjusted EBITDA* Improves to $2.7 Million Reflecting $5.6 Million Improvement
Reiterates Full Year Guidance

Minneapolis, MN, December 10, 2019 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the third quarter ended November 2, 2019.

Third Quarter Fiscal 2019 Highlights:

•	Comparable sales increased 4.5%

•	Total revenue increased 3.0%

•	Gross margin expanded 415 basis points

•	Net income improved $9.3 million to $0.5 million

Keri Jones, President and Chief Executive Officer, commented, “We were very pleased with our results in the third quarter as we delivered strong performance across all key financial metrics. Comparable sales growth of 4.5% reflects positive results in each month of the quarter as well as positive comparable sales across all channels. When I joined Christopher and Banks, I saw enormous untapped potential to address an underserved customer with a highly regarded and trusted brand and put in place a plan to capture this customer segment. Over the past 18 months, we have rebuilt our leadership team, dramatically improved and elevated our product assortment, enhanced our shopping experience across channels, significantly expanded our omni-channel capabilities, improved our inventory management, restructured our real estate portfolio, and reduced non- merchandise related cost. Layering upon these accomplishments, we most recently repositioned our marketing strategy, which is already having an impact on our business through new and reengaged customers. Our performance illustrates the impact of the work we have done to build a foundation for future success. We view the third quarter as a pivotal period from which to build upon as we continue to refine our strategies and drive sustainable sales and earnings growth in the fourth quarter and beyond.”

Results for the Third Quarter Ended November 2, 2019

•	Net sales grew 3.0% to $94.1 million, while operating on average 455 stores. This compares to $91.3 million in net sales for the third quarter of Fiscal 2018, while operating on average 461 stores.

•	Comparable sales increased 4.5% following a 7.5% decrease in the same period last year.

•
Gross margin rate was 33.9%, as compared to 29.8% in last year's third quarter. The 415 basis point increase was due primarily to a 200 basis point increase in merchandise margin and reduced occupancy costs.

•
Selling, general & administrative expenses (“SG&A”) decreased by 4.0% to $29.3 million. The decrease was primarily due to lower expenses for compensation, medical benefits, and eCommerce. As a percent of net sales, SG&A decreased approximately 230 basis points to 31.1%.

•	Net income totaled $0.5 million, or $0.01 per diluted share, compared to a net loss for the prior year's third quarter of $8.8 million, or ($0.24) per share.

•	Excluding impairment charges related to long-lived assets and executive severance, adjusted loss per share**, a non-GAAP measure, was ($0.15) for the third quarter of Fiscal 2018.

•	Adjusted EBITDA*, a non-GAAP measure, improved $5.6 million to $2.7 million, compared to ($3.0) million for the same period last year.

Balance Sheet Highlights and Capital Expenditures
Cash and cash-equivalents totaled $2.2 million, with outstanding borrowings of $4.6 million and net availability of revolving credit loans under the Credit Facility of approximately $24.6 million at November 2, 2019.

Total inventory was $46.4 million at the end of the third quarter as compared to $47.8 million at the end of the third quarter last year, a decrease of 2.9%. The composition of inventory is healthy with aged inventory levels well below last year as the Company heads into the peak selling season.

Capital expenditures for the third quarter of Fiscal 2019 totaled $0.6 million, reflecting expenditures to support new stores and investments in technology associated with eCommerce initiatives and merchandising capabilities.

Fiscal 2019 Outlook
For the full year of Fiscal 2019, the Company continues to expect:

•
Net sales to be flat to up 2% as the result of expanded omni-channel capabilities, enhancements to the overall product assortment, and more impactful marketing promotions intended to drive customer file growth;

•
Gross margin expansion of 100 to 200 basis points as a result of improved inventory management including supply chain and omni-channel initiatives, greater disciplines around promotions and the continued reduction of occupancy costs; the gross margin guidance reflects the impact of recently announced tariffs;

•	SG&A as a percentage of sales to decline 100 to 150 basis points due to ongoing cost reduction initiatives; and

•	To end the fiscal year with positive cash and no outstanding borrowings under its Credit Facility.

______________________
*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted loss per share is a non-GAAP financial measure. The Company defines Adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Conference Call Information
The Company will discuss its third quarter Fiscal 2019 results in a conference call scheduled for today, December 10, 2019, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until December 17, 2019. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13696993.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of December 10, 2019, the Company operates 452 stores in 44 states consisting of 310 MPW stores, 79 Outlet stores, 33 Christopher & Banks stores, and 30 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2,	November 3,	November 2,	November 3,
	2019	2018	2019	2018
Net sales	$94,061	$91,288	$260,724	$264,607
Merchandise, buying and occupancy costs	62,135	64,095	178,710	185,198
Gross profit	31,926	27,193	82,014	79,409
Other operating expenses:
Selling, general and administrative	29,271	30,488	86,213	89,911
Depreciation and amortization	1,997	2,463	6,578	7,796
Impairment of long-lived assets	—	2,999	311	2,999
Total other operating expenses	31,268	35,950	93,102	100,706
Operating income (loss)	658	(8,757)	(11,088)	(21,297)
Interest expense, net	(138)	(37)	(405)	(136)
Income (loss) before income taxes	520	(8,794)	(11,493)	(21,433)
Income tax provision	33	23	113	129
Net income (loss)	$487	$(8,817)	$(11,606)	$(21,562)

Basic income (loss) per share:
Net income (loss)	$0.01	$(0.24)	$(0.31)	$(0.58)
Basic shares outstanding	37,495	37,602	37,755	37,459

Diluted income (loss) per share:
Net income (loss)	$0.01	$(0.24)	$(0.31)	$(0.58)
Diluted shares outstanding	37,552	37,602	37,755	37,459

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	November 2,	November 3,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,150	$15,509
Accounts receivable	4,642	3,649
Merchandise inventories	46,394	47,784
Prepaid expenses and other current assets	4,188	3,866
Income taxes receivable	334	155
Total current assets	57,708	70,963
Non-current assets:
Property, equipment and improvements, net	26,560	34,604
Operating lease assets	115,329	—
Deferred income taxes	499	597
Other assets	565	1,370
Total non-current assets	142,953	36,571
Total assets	$200,661	$107,534

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,577	$25,866
Short-term borrowings	4,550	—
Current portion of long-term lease liabilities	26,760	—
Accrued salaries, wages and related expenses	3,449	3,862
Accrued liabilities and other current liabilities	21,470	23,861
Total current liabilities	79,806	53,589

Non-current liabilities:
Deferred lease incentives	—	6,673
Long-term lease liabilities	106,146	6,422
Other non-current liabilities	2,006	9,158
Total non-current liabilities	108,152	22,253

Stockholders' equity:
Common stock	452	482
Additional paid-in capital	129,273	128,506
Retained earnings	(4,147)	15,415
Common stock held in treasury	(112,875)	(112,711)
Total stockholders' equity	12,703	31,692
Total liabilities and stockholders' equity	$200,661	$107,534

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twenty-Six Weeks Ended
	November 2,	November 3,
	2019	2018
Cash flows from operating activities:
Net loss	$(11,606)	$(21,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,578	7,796
Impairment of long-lived assets	311	2,999
Amortization of financing costs	46	47
Lease costs	19,320	—
Deferred lease-related liabilities	—	(854)
Stock-based compensation expense	570	888
Changes in operating assets and liabilities:
Accounts receivable	(1,875)	(1,023)
Merchandise inventories	(5,355)	(6,423)
Prepaid expenses and other assets	(712)	(1,290)
Income taxes receivable	(66)	16
Accounts payable	5,787	4,904
Accrued liabilities	(2,717)	(3,076)
Lease liabilities	(20,954)	—
Other liabilities	(230)	(313)
Net cash used in operating activities	(10,903)	(17,891)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(1,632)	(2,744)
Proceeds from sale of assets	—	13,329
Net cash (used in) provided by investing activities	(1,632)	10,585

Cash flows from financing activities:
Shares redeemed for payroll taxes	(6)	(27)
Proceeds from short-term borrowings	15,400	9,100
Payments of short-term borrowings	(10,850)	(9,100)
Payments of deferred financing costs	—	(235)
Acquisition of common stock held in treasury, at cost	(98)	—
Net cash provided by (used in) financing activities	4,446	(262)

Net decrease in cash and cash equivalents	(8,089)	(7,568)
Cash and cash equivalents at beginning of period	10,239	23,077
Cash and cash equivalents at end of period	$2,150	$15,509

Supplemental cash flow information:
Interest paid	$405	$141
Income taxes paid	$263	$130
Accrued purchases of equipment and improvements	$93	$803

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net income (loss) in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen and thirty-nine weeks ended November 2, 2019 and November 3, 2018:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2,	November 3,	November 2,	November 3,
	2019	2018	2019	2018
Net income (loss) on a GAAP basis	$487	$(8,817)	$(11,606)	$(21,562)
Income tax benefit	33	23	113	129
Interest expense, net	(138)	(37)	(405)	(136)
Depreciation & amortization	1,997	2,463	6,578	7,796
Impairment of long-lived assets	—	2,999	311	2,999
Lease termination fees and other related costs, net	—	—	144	161
Executive severance	—	315	396	625
Adjusted EBITDA	$2,655	$(2,980)	$(3,659)	$(9,716)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF INCOME (LOSS) PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net income (loss) per share in accordance with GAAP to adjusted net income (loss) per share, on a non-GAAP basis, for the thirteen and thirty-nine weeks ended November 2, 2019 and November 3, 2018:

	Thirteen Weeks Ended
	November 2,			November 3,
	2019			2018
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net income (loss) per share			$0.01			$(0.24)
Adjustments
Impairment of long-lived assets	—	—	0.00	2,999	2,990	0.08
Lease termination fees and other related costs, net	—	—	0.00	—	—	0.00
Executive severance	—	—	0.00	315	313	0.01
Adjusted income (loss) per share			$0.01			$(0.15)

	Thirty-Nine Weeks Ended
	August 3,			August 4,
	2019			2018
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.31)			$(0.58)
Adjustments
Impairment of long-lived assets	311	308	0.01	2,999	2,981	0.08
Lease termination fees and other related costs, net	144	143	0.00	161	160	0.00
Executive severance	396	392	0.01	625	621	0.02
Adjusted loss per share			$(0.29)			$(0.48)